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               Consent of Independent Certified Public Accountants






We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____________) pertaining to the Concord Camera Corp. Stock Option Plan for Marcio R. Flores DaSilva of our report dated August 24, 1998, with respect to the consolidated financial statements and schedule of Concord Camera Corp. included in its Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.





                                                   /s/ Ernst & Young LLP
Miami, Florida
June 9, 1999